Exhibit 10.13

GUITAR CENTER HOLDINGS, INC.

STOCKHOLDERS AGREEMENT

AMONG

GUITAR CENTER HOLDINGS, INC.

AND

THE STOCKHOLDERS

NAMED HEREIN

DATED AS OF OCTOBER 9, 2007

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	8.3.	Stop Transfer Instruction	21
	8.4.	Termination of 1933 Act Legend	21

9.	AMENDMENT, TERMINATION, ETC.		21
	9.1.	Oral Modifications	21
	9.2.	Written Modifications	22
	9.3.	Effect of Termination	22

10.	DEFINITIONS		22
	10.1.	Certain Matters of Construction	22
	Definitions		22

11.	MISCELLANEOUS		27
	11.1.	Authority; Effect	27
	11.2.	Notices	28
	11.3.	Binding Effect, Etc.	29
	11.4.	Descriptive Headings	29
	11.5.	Counterparts	29
	11.6.	Severability	30

12.	GOVERNING LAW		30
	12.1.	Governing Law	30
	12.2.	Consent to Jurisdiction	30
	12.3.	WAIVER OF JURY TRIAL	30
	12.4.	Exercise of Rights and Remedies	31

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STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made as of October 9, 2007 by and among:

Guitar Center Holdings, Inc. (the “Company”);

Bain Capital Integral Investors 2006, LLC, BCIP TCV, LLC and BCIP Associates - G (together with their Permitted Transferees, the “Investors”);

Any Person identified on the signature page hereto as a Co-Investor (any such Person, together with its Permitted Transferees, a “Co-Investor”); and

The Persons who (i) acquire Common Stock pursuant to the exercise of Options in accordance with the Company’s 2007 Management Equity Plan or (ii) who otherwise acquire Common Stock and are identified on the signature pages hereto as a “Manager” (the “Managers” and together with the Investors and any Co-Investors, the “Stockholders”).

Recitals

1.                                       On or about the date hereof, VH MergerSub, Inc. (“MergerSub”), a wholly owned Subsidiary of the Company, will merge with and into Guitar Center, Inc. (“GTRC”), with GTRC being the surviving corporation, pursuant to an Agreement and Plan of Merger dated June 27, 2007, by and among the Company, MergerSub and GTRC (the “Merger Agreement”).

2.                                       Upon the Closing (as defined below), the Company’s outstanding Common Stock will be held as set forth on Schedule I hereto.

3.                                       In accordance with the terms and conditions of the Company’s 2007 Management Equity Plan, upon the exercise of any Options or Rollover Options (as defined therein), the holder thereof shall, automatically, and without further action, become a party to this Agreement as a Manager and Stockholder with respect to any and all shares of Common Stock held by such Manager.

4.                                       The parties believe that it is in the best interests of the Company and the Stockholders to set forth their agreements on certain matters.

Agreement

Now therefore for good and valuable consideration, the receipt and sufficing of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          EFFECTIVENESS; DEFINITIONS.

1.1.          Closing.  This Agreement shall become effective upon consummation of the closing under the Merger Agreement (the “Closing”).

1.2.          Definitions.  Certain terms are used in this Agreement as specifically defined herein.  These definitions are set forth or referred to in Section 10 hereof.

2.          VOTING AGREEMENT.

2.1.          Election of Directors.  Each holder of Shares hereby agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise to fix the number of members of the board of directors of the Company (the “Board”) at such number as may be specified from time to time by the Majority Investors and to elect members of the Board, such individuals as shall have been nominated by the Majority Investors.

The Company will cause the board of directors of GTRC to consist at all times of the same members as the Board.  The Company will cause the boards of directors (or similar governing bodies) of all other Subsidiaries of the Company to consist at all times of the members as directed by the Board.

2.2.          Significant Transactions.  Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Investor Shares are voted by the Investors to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its Subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Majority Investors of their rights under Section 4.2.

2.3.          Grant of Proxy.  Each holder of Shares other than the Investors hereby grants to the Investors an irrevocable proxy coupled with an interest to vote his Shares in accordance with his agreements contained in this Section 2, which proxy shall be valid and remain in effect until the provisions of this Section 2 expire pursuant to Section 2.5.

2.4.          The Company.  The Company agrees not to give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2.

2.5.          Period.  The foregoing provisions of this Section 2 shall expire on the earliest of (a) a Change of Control, (b) an Initial Public Offering and (c) the last date permitted by law.

3.          TRANSFER RESTRICTIONS.  No holder of Shares shall Transfer any of such Shares to any other Person except as provided in this Section 3.

3.1.          Permitted Transferees.

3.1.1             Affiliates.  Any holder of Shares may Transfer any or all of such Shares to an Affiliate of such holder or to a Charitable Organization.

3.1.2             Estate Planning.  Any holder of Shares who is a natural Person may Transfer any or all of such Shares (i) by gift to, or for the benefit of, any Member or Members of the Immediate Family of such holder, (ii) to a trust for the benefit of such holder and/or any Member or Members of the Immediate Family of such holder, or (iii) to any other trust in respect of which such holder serves as trustee; provided, however, that the trust instrument governing such trust shall provide that such holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement.

3.1.3             Upon Death.  Upon the death of any holder of Shares who is a natural Person, such Shares may be distributed by the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder or a Charitable Organization.

3.1.4             Investors and Company.  Any holder of Shares may Transfer any or all of such Shares (a) to any Investor or (b) pursuant to Article VIII and Article IX of the Company’s 2007 Management Equity Plan.

3.1.5             Additional Permitted Transfers by the Investors.  Any holder of Investor Shares may Transfer any or all of such Shares (a) to an Investor or an Affiliated Fund or (b) to its partners or members or to Affiliates of any of the foregoing.

3.1.6             Additional Permitted Transfers by Managers.  Any holder of Management Shares may Transfer any or all of such Shares to another Manager, with the prior written consent of (a) the Majority Investors and (b) the Board.

No Transfer permitted under the terms of this Section 3.1 shall be effective unless the transferee of such Shares (each, a “Permitted Transferee”) has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Permitted Transferee shall remain Investor Shares, Co-Investor Shares or Management Shares, as the case may be, and shall be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as the holder of Investor Shares, Co-Investor Shares or Management Shares, as the case may be, hereunder; provided, however, that any Shares Transferred to any director, officer or employee of, or consultant or adviser to, the Company or any of its Subsidiaries by any holder of Shares shall thereafter become Management Shares hereunder; and provided further that no Transfer by any holder of Shares to a Permitted Transferee shall relieve such holder of any of its obligations hereunder.

3.2.          Tag Alongs, Drag Alongs, Etc.  In addition to Transfers permitted under Section 3.1,

(a)        any holder of Investor Shares may Transfer such Shares at any time, subject to compliance with the “tag along” provisions contained in Section 4.1, if applicable; and

(b)        any holder of Shares may Transfer any or all of such Shares in accordance with the provisions, terms and conditions of Section 4.1 and 4.2.

Any Shares Transferred (other than to a Permitted Transferree) in accordance with Section 3.2(a) or Section 3.2(b) shall conclusively be deemed thereafter not to be Shares or Registrable Securities under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

3.3.          Impermissible Transfer.  Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

3.4.          Period.  The foregoing provisions of this Section 3 shall expire upon the earlier of (a) a Change of Control and (b) the closing of an Initial Public Offering.

4.          “TAG ALONG” AND “DRAG ALONG” RIGHTS.

4.1.          Tag Along.  If one or more holders of Investor Shares (each such holder, a “Prospective Selling Investor”) proposes to Transfer any such Shares to any Prospective Buyer in a transaction that would constitute a Tag-Along Sale, then as required by Section 3.2(a):

4.1.1             Notice.  The Prospective Selling Investors shall deliver a written notice (the “Tag Along Notice”) to each other holder of Shares (each, a “Tag Along Holder”) at least fifteen business days prior to such proposed Transfer.  The Tag Along Notice shall include:

(a)        The principal terms of the proposed Sale insofar as it relates to such Shares, including (i) the number and class of the Shares to be purchased from the Prospective Selling Investors, (ii) with respect to each class of Shares to be purchased from the Prospective Selling Investors, the fraction(s) expressed as a percentage, determined by dividing the number of Shares of such class to be purchased from the Prospective Selling Investors by the total number of Investor Shares owned by the Investors (the “Tag Along Sale Percentage”), (iii) the per share purchase price, (iv) the name and address of the Prospective Buyer and (v) the draft sale agreement with the Prospective Buyer (if available); and

(b)        An invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer an additional number of Shares of the applicable class held by such Tag Along Holder (not in any event to exceed in the case of a Tag Along Holder and all of his Permitted Transferees the Tag Along Sale Percentage of the total number of Shares of the applicable class owned by such Tag Along Holder and all of his Permitted Transferees), on the same terms and conditions (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), with respect to each Share Sold, as the Prospective Selling Investors shall Sell each of their Shares.

4.1.2             Exercise.  Within ten business days after the effectiveness of the Tag Along Notice, each Tag Along Holder desiring to make an offer to include issued and outstanding Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Investors, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Investors offering to include an additional number of Shares of the applicable class (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class owned by such Participating Seller) which such Participating Seller desires to have included in the proposed Sale.  Each Tag Along Holder who does not accept the Prospective Selling Investors’ invitation to make an offer to include Shares in the proposed Sale shall be deemed to have waived all of his rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the per share price set forth in the Tag Along Notice and on other principal terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder.

4.1.3             Irrevocable Offer.  The offer of each Participating Seller contained in his Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Investors, up to such number of Shares as such Participating Seller shall have specified in his Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the per share price set forth in the Tag Along Notice or the other principal terms shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, each Participating Seller shall be permitted to withdraw the offer contained in his Tag Along Offer and shall be released from his obligations thereunder.

4.1.4             Reduction of Shares Sold.  The Prospective Selling Investors shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Investors by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer).  In the event the Prospective Selling Investors shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares of each class to be sold in the proposed Sale by each Tag Along Seller shall be reduced in proportion, as nearly as practicable, to the respective number of Shares of such class owned by such Tag Along Seller.

4.1.5             Additional Compliance.  If the Prospective Selling Investors have not completed the proposed Sale by the end of the 180th day following the date of the effectiveness of the Tag Along Notice, each Participating Seller shall be released from his obligations under his Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 4.1.

4.2.          Drag Along.  Each holder of Shares hereby agrees, if requested by the Majority Investors, to Sell the same percentage (the “Drag Along Sale Percentage”) of each class of such Shares, directly or indirectly, that is proposed to be sold by the holders of Investor

Shares (each such holder, a “Prospective Selling Investor”) to a Prospective Buyer in a Change of Control, in the manner and on the terms set forth in this Section 4.2.

4.2.1             Exercise.  If the Majority Investors elect to exercise their rights under this Section 4.2, the Prospective Selling Investors shall furnish a written notice (the “Drag Along Notice”) to each other holder of Shares.  The Drag Along Notice shall set forth the principal terms of the proposed Sale insofar as it relates to such Shares including (i) the number and class of Shares to be acquired from the Prospective Selling Investors, (ii) the Drag Along Sale Percentage applicable to each class of Shares, (iii) the per share consideration to be received in the proposed Sale applicable to each class of Shares (iv) the name and address of the Prospective Buyer and (v) the sale agreement with the Prospective Buyer.  If the Prospective Selling Investors consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Shares (each a “Participating Seller”, and, together with the Prospective Selling Investors, collectively, the “Drag Along Sellers”) shall be bound and obligated to Sell the applicable Drag Along Sale Percentage of his Shares of such class in the proposed Sale on the same terms and conditions, with respect to each Share sold (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Investors shall Sell each Investor Share of the same class in the Sale (subject to Section 4.3.4 in the case of Options and Warrants).  If at the end of the 180th day following the date of the effectiveness of the Drag Along Notice the Prospective Selling Investors have not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Seller shall be released from his obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2.

4.3.          Miscellaneous.  The following provisions shall be applied to any proposed Sale to which Section 4.1 or 4.2 applies:

4.3.1             Certain Legal Requirements.  In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the provision to any Tag Along Seller or Drag Along Seller of any information regarding the Company, such securities or the issuer thereof, such Participating Seller shall not have the right to Sell Shares in such proposed Sale.  In such event, the Prospective Selling Investors shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the fair market value (as determined in the good faith judgment of the Board) of such Shares as of the date such securities would have been issued in exchange for such Shares.

4.3.2             Further Assurances.  Each Participating Seller, whether in his capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 4.1 or Section 4.2 and any related transaction, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Investors and the Prospective Buyer.  Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Investors to which such Prospective Selling Investors will also be party, including agreements to (a) (i) make individual representations and warranties as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable as to such representations and warranties and (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its Subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the total value of Shares included in such Sale or (ii) the proceeds to such Participating Seller in connection with such Sale.

4.3.3             Sale Process.  The Majority Investors shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof.  No Investor or any Affiliate of any Investor shall have any liability to any other holder of Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such Investor shall have failed to comply with the provisions of this Section 4.

4.3.4             Treatment of Options, Warrants and Convertible Securities.  Each Participating Seller agrees that to the extent he desires or is required to include Options, Warrants or Convertible Securities in any Sale of Shares pursuant to Section 4, he shall be deemed to have exercised, converted or exchanged such Options, Warrants or Convertible Securities immediately prior to the closing of such Sale to the extent necessary to Sell Common Stock to the Prospective Buyer, except to the extent permitted under the terms of any such Option, Warrant or Convertible Security (or any agreement applicable thereto) and agreed by the Prospective Buyer.  If any Participating Seller shall Sell Options, Warrants or Convertible Securities in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per share of Common Stock received by the Prospective Selling Investors in such Sale less the exercise price, if any, per share of such Option, Warrant or Convertible Security by (b) the number of shares of Common Stock issuable upon exercise, conversion or exchange of such Option, Warrant or Convertible Security (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.3.5             Expenses.  All reasonable costs and expenses incurred by the Prospective Selling Investors or the Company in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated), including all attorneys fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.  Any reasonable costs and expenses (including the reasonable fees and expenses for one counsel for the other Tag Along Seller(s) or Drag Along Seller(s), in each case, as appointed by the Majority Managers) incurred by or on behalf of any or all of the other Tag Along Seller(s) or Drag Along Seller(s) in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be borne by the Company.

4.3.6             Closing.  The closing of a Sale to which Section 4.1 or 4.2 applies shall take place at such time and place as the Prospective Selling Investors shall specify by notice to each Participating Seller.  At the closing of such Sale, each Participating Seller shall, against delivery of the applicable consideration, deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed or in lieu of delivery of such certificates, an affidavit (with an appropriate indemnity or guarantee as determined by the Board in its good faith discretion) of such Participating Seller certifying that such certificates have been lost, stolen, destroyed or mutilated.

4.4.          Period.  The foregoing provisions of this Section 4 shall expire on the earlier of (a) a Change of Control or (b) the closing of an Initial Public Offering.

5.          RIGHT OF PARTICIPATION.  The Company shall not, and shall not permit any Subsidiary of the Company (the Company and each such Subsidiary, an “Issuer”) to, issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Investor, Co-Investor or Affiliated Fund or any Affiliate of the foregoing (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of Section 5.1 or 5.2.

5.1.          Right of Participation.

5.1.1             Offer.  Not fewer than fifteen business days prior to the consummation of an Issuance, a notice (the “Participation Notice”) shall be furnished by the Issuer to each holder of Shares (the “Participation Offerees”).  The Participation Notice shall include:

(a)        The principal terms of the proposed Issuance, including (i) the amount and kind of Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total number of Equivalent Shares outstanding as of immediately prior to giving effect to such Issuance which the number of Equivalent Shares held by such Participation Offeree in his capacity as a Participation Offeree constitutes (the “Participation Portion”), (iv) the maximum and minimum price (including if applicable, the maximum and minimum Price Per Equivalent Share) per unit of the Subject Securities, (v) the name and address of the Person to whom the Subject Securities will be issued (the “Prospective Subscriber”) and (vi) the sale agreement with the Prospective Subscriber; and

(b)        An offer by the Issuer to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same terms and conditions, with respect to each unit of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers shall be issued units of Subject Securities.

5.1.2             Exercise.

(a)        General.  Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall send a written commitment to the Issuer within fifteen days after the effectiveness of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a “Participating Buyer”).  Each Participation Offeree who has not so accepted such offer shall be deemed to have waived all of his rights with respect to the Issuance, and the Issuer shall thereafter be free to issue Subject Securities in the Issuance to the Prospective Subscriber and any Participating Buyers, at a price not less than the minimum price set forth in the Participation Notice and on other principal terms not materially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees.  If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be materially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1.

(b)        Irrevocable Acceptance.  The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.

(c)        Time Limitation.  If at the end of the 180th day following the date of the effectiveness of the Participation Notice the Issuer has not completed the Issuance, each Participating Buyer shall be released from his obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1.

5.1.3             Other Securities.  The Issuer may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities (“Other Securities”) in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned.  In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

5.1.4             Certain Legal Requirements.  In the event that the participation in the Issuance by a holder of Shares as a Participating Buyer would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the provision to any holder of Shares of any information regarding the Company, such securities or the issuer thereof, such holder of Shares shall not have the right to participate in the Issuance.  Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of any such securities to be issued under this Section 5 under the Securities Act or similar state statutes.

5.1.5             Further Assurances.  Each Participation Offeree and each Stockholder to whom the Shares held by such Participation Offeree were originally issued, shall, whether in his capacity as a Participating Buyer, Stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 5.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company, the Issuer and the Prospective Subscriber.  Without limiting the generality of the foregoing, each such Participating Buyer and Stockholder agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will be party.

5.1.6             Expenses.  All reasonable costs and expenses incurred by the holders of Investor Shares or the Issuer in connection with any proposed Issuance of Subject Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.  Any reasonable costs and expenses (including the reasonable fees and expenses for one counsel for the other holders of Shares, as appointed by the Majority Managers) incurred by or on behalf of any or all of the other holders of Shares in connection with any such proposed Issuance of Subject Securities (whether or not consummated) shall be borne by the Company.

5.1.7             Closing.  The closing of an Issuance pursuant to Section 5.1 shall take place at such time and place as the Issuer shall specify by notice to each Participating Buyer.  At the Closing of any Issuance under this Section 5.1.7, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or his designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

5.2.          Post-Issuance Notice.  Notwithstanding the notice requirements of Sections 5.1.1 and 5.1.2, the Company may proceed with any Issuance prior to having complied with the provisions of Section 5.1 if the Board determines that compliance with the requirements of Sections 5.1.1 and 5.1.2 would be unduly burdensome, time-consuming or costly; provided that the Issuer shall:

(a)        provide to each holder of Shares who would have been a Participation Offeree in connection with such Issuance (i) notice of such Issuance as promptly as practicable and, in any event, within five business days and (ii) the Participation Notice described in Section 5.1.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth; and

(b)        offer to issue to such holder of Shares such number of securities of the type issued in the Issuance as may be requested by such holder of Shares (not to exceed the Participation Portion that such holder of Shares would have been entitled to pursuant to Section 5.1 multiplied by the sum of (a) the number of Subject Securities included in the Issuance and (b) the aggregate number of shares issued pursuant to this Section 5.2 with respect to such Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and

(c)        keep such offer open for a period of ten business days, during which period, each such holder may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 5.1 multiplied by the sum of (a) the number of Subject Securities included in such issuance and (b) the aggregate number of shares issued pursuant to this Section 5.2 with respect to such Issuance).

5.3.          Excluded Transactions.  The provisions of this Section 5 shall not apply to Issuances by the Company or any Subsidiary of the Company as follows:

5.3.1             Any Issuance of Subject Securities upon the exercise or conversion of any Options, Warrants or Convertible Securities outstanding on the date hereof or Issued after the date hereof in compliance with the provisions of this Section 5;

5.3.2             Any Issuance of Subject Securities to officers, employees, directors or consultants of the Company or its Subsidiaries in connection with such Person’s employment, consulting arrangements or directorship with the Company or its Subsidiaries;

5.3.3             Any Issuance of Subject Securities in connection with (i) any business combination or acquisition transaction involving the Company or any of its Subsidiaries, (ii) any joint venture or strategic partnership with a Person who is not an Investor or Co-Investor or (iii) the incurrence or guarantee of indebtedness by the Company or any of its Subsidiaries;

5.3.4             Any Issuance of Subject Securities pursuant to a Public Offering;

5.3.5             The Issuance of Subject Securities to the Investors, any Co-Investor and Managers in connection with the Closing; or

5.3.6             Any Issuance of Subject Securities in connection with any stock split, stock dividend, stock combination or stock reclassification.

5.4.          Acquired Shares.  Any Subject Securities acquired by any holder of Shares pursuant to this Section 5 shall be deemed for all purposes hereof to be Investor Shares, Co-Investor Shares or Management Shares hereunder of like kind with the Shares then held by the acquiring holder.

5.5.          Period.  The foregoing provisions of this Section 5 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

6.          REGISTRATION RIGHTS.  The Company will perform and comply, and cause each of its Subsidiaries to perform and comply, with such of the following provisions as are applicable to it.  Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

6.1.          Demand Registration Rights.

6.1.1             General.  One or more holders of Investor Shares representing at least 25% of the total amount of Investor Shares then outstanding (“Initiating Investors”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors (for purposes of this Agreement, “Registrable Investor Securities” shall mean Registrable Securities constituting Investor Shares).  Upon receipt of any such request, the Company will use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 6.2 by notice delivered to the Company within 20 days after the Company has given the notice required by Section 6.2.1 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.1.1:

(a)        Upon the request of the Company, provided that the Company shall be entitled to make such request only once per any 365 day period, in which case the Company may delay such registration until the later of (i) the 30th day following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans) or (ii) the expiration of any lock-up agreement between the Investors or the Company and any underwriter; or

(b)        On any form other than Form S-3 (or any successor form) if the Company has previously effected four or more registrations of Registrable Securities under this Section 6.1.1 requested by Initiating Investors on any form other than Form S-3 (or any successor form); provided, however, that no registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this Section 6 and no registrations of Registrable Securities pursuant to which the Initiating Investors and all other holders of Registrable Investor Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (b).

6.1.2             Form.  Except as otherwise provided above, each registration requested pursuant to Section 6.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Securities to be included in the proposed registration statement in question (the “Majority Participating Investors”).

6.1.3             Payment of Expenses.  The Company shall pay all reasonable expenses of the Initiating Investors incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.1 (which shall include one legal counsel selected by the Initiating Investors), other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

6.1.4             Additional Procedures.  In the case of a registration pursuant to Section 6.1 hereof, whenever the Majority Participating Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 6.2.  In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 6.1 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Investors and such holder).  If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

6.2.          Piggyback Registration Rights.

6.2.1             Piggyback Registration.

(a)        General.  Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of an Investor or an Affiliated Fund (pursuant to Section 6.1 or otherwise) for sale in a Public Offering, the Company will give notice to all holders of Registrable Securities of its intention to do so.  Any such holder may, by written response delivered to the Company within 20 days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration.  The Company thereupon will use its reasonable best efforts to cause to be included in such registration under the Securities Act all shares of Registrable Securities which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered.  No registration of Registrable Securities effected under this Section 6.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 6.1 hereof.

(b)        Excluded Transactions.  The Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities in connection with:

(i)         Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

(ii)        Any Public Offering relating to an acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses; or

(iii)       The Initial Public Offering (unless such offering shall have been initiated by the Investors pursuant to Section 6.1.1, in which case (x) the

Registrable Securities requested to be registered by such Investors shall be registered and (y) unless the underwriters thereof determine that the inclusion of such securities would have an adverse effect on such Initial Public Offering, the Registrable Securities requested to be registered by all other holders of Registrable Securities shall be registered.

6.2.2             Payment of Expenses.  The Company shall pay all reasonable expenses of the Investors incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2 (which shall include one legal counsel selected by the Investors), other than underwriting discount and commission, if any, and applicable transfer taxes, if any.  Further, the Company shall pay all reasonable expenses of all other holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2 (which shall include one legal counsel selected by the Majority Managers), other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

6.2.3             Additional Procedures.  Holders of Shares participating in any Public Offering pursuant to this Section 6.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and the other agreements (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Shares included in the offering or (ii) such holder’s net proceeds from such offering.

6.3.          Certain Other Provisions.

6.3.1             Underwriter’s Cutback.  In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten.  Notwithstanding any contrary provision of this Section 6 and subject to the terms of this Section 6.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 6.3.1 and that the underwriter may request the exclusion of Registrable Securities from one or more particular holders).  Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter in its sole discretion shall determine in good faith that marketing factors require a different allocation:  shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded unless the Company has, with the consent of the Majority Investors, granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of shares is still required, the number of Registrable Securities and other shares of Common Stock that may be included in such registration shall be allocated among holders thereof in proportion, as nearly as practicable, to the respective amounts of Common Stock which each shareholder holds at the time of such registration.  For purposes of any underwriter cutback, all Common Stock held by any holder of Registrable Securities shall also include any Common Stock held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such holder or such partners and retired partners, any trusts for the benefit of any of the foregoing persons and, at the election of such holder or such partners, retired partners, trusts or affiliated entities, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence.  No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 6.1.1 or 6.2.1, the holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Company and the Majority Investors.

6.3.2             Other Actions.  If and in each case when the Company is required to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 6, the Company shall take appropriate and customary actions in furtherance thereof, including:  (a) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective, (b) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 90 days (or 360 days in the case of a shelf registration) from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (c) use its best efforts to register or qualify such Registrable Securities under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; and

(d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration, including, without limitation, participation in due diligence sessions, drafting sessions, management presentations and “road shows” by its officers and employees.

6.3.3             Selection of Underwriters and Counsel.  The underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of an offering following a request therefor under Section 6.1.1, the Initiating Investors.

6.3.4             Lock-Up.  Unless otherwise agreed to by the underwriters managing any Public Offering (it being agreed that any such other agreement by such underwriters for the benefit of the Investors shall also be made available to the Co-Investors on a pro rata basis), for a period beginning seven days immediately preceding and ending on the 90th day (or in the case of the Initial Public Offering, 180th day) following the effective date of the registration statement used in connection with such offering, neither the Company nor any holder of Shares (whether or not a selling shareholder pursuant to such registration statement) shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, (ii) Transfers to a Permitted Transferee of such holder in accordance with the terms of this Agreement, (iii) during the period preceding the execution of the underwriting agreement in connection with an underwritten offering, Transfers to a Charitable Organization or (iv) pursuant to a plan established in compliance with Rule 10b5-1 of the Exchange Act (so long as such plan was established after the consummation of the Initial Public Offering and at least 45 days prior to the effectiveness of the applicable registration statement).

6.3.5             Limitations on Subsequent Rights.  The Company shall not enter into any agreement that would provide any party the right to include securities in any registration filed under Section 6.1.1 or 6.2.1 if such agreement provides such party underwriters’ cutback rights that are more favorable than the underwriters’ cutback rights provided to holders of Registrable Securities pursuant to Section 6.3.1 of this Agreement.

6.4.          Indemnification and Contribution.

6.4.1             Indemnities of the Company.  In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its Subsidiaries under the Securities Act pursuant to this Section 6 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its Subsidiaries are sold (whether or not for the account of the Company or its Subsidiaries), the Company will, and hereby does, and will cause each of its Subsidiaries, jointly and severally, to indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its Subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its Subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof.  The indemnities of the Company and of its Subsidiaries contained in this Section 6.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

6.4.2             Indemnities to the Company.  The Company and any of its Subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 6, that the Company and any of its Subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its Subsidiaries, each director of the Company or any of its Subsidiaries, each officer of the Company or any of its Subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its Subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its Subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

6.4.3             Contribution.  If the indemnification provided for in Sections 6.4.1 or 6.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 6.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just or equitable if contribution pursuant to this Section 6.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence.  The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.4.4             Limitation on Liability of Holders of Registrable Securities.  The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 6.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

7.          REMEDIES.

7.1.          Generally.  The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares.  The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

7.2.          Deposit.  Without limiting the generality of Section 7.1, if any holder of Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4 hereof, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares shall terminate.  Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder.

8.          LEGENDS.

8.1.          Restrictive Legend.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The voting of the shares of stock represented by this certificate, and the sale, encumbrance or other disposition thereof, are subject to the provisions of a Stockholders Agreement to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

Each certificate representing Investor Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Investor:                     .

Each certificate representing Management Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Manager:                     .

Each certificate representing Co-Investor Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Co-Investor:                     .

Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

8.2.          1933 Act Legends.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

8.3.          Stop Transfer Instruction.  The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

8.4.          Termination of 1933 Act Legend.  The requirement imposed by Section 8.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Kirkland & Ellis LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144.  Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 8.2 hereof.

9.          AMENDMENT, TERMINATION, ETC.

9.1.          Oral Modifications.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

9.2.          Written Modifications.  This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Investors; provided, however, that the consent of the Majority Managers shall be required for any amendment, modification, extension, termination or waiver which has a disproportionate adverse effect on the holders of Management Shares under this Agreement; provided, further, that the consent of a majority of the holders of Co-Investor Shares shall be required for any amendment, modification, extension, termination or waiver which has a disproportionate adverse effect on the holders of Co-Investor Shares under this Agreement.  Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto.  In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

9.3.          Effect of Termination.  No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

10.        DEFINITIONS.  For purposes of this Agreement:

10.1.        Certain Matters of Construction.  In addition to the definitions referred to or set forth below in this Section 10:

(a)        The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b)        Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;

(c)        The masculine, feminine and neuter genders shall each include the other; and

(d)        The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

Definitions.  The following terms shall have the following meanings:

“Adverse Claim” shall have the meaning set forth in Section 7-302 of the applicable Uniform Commercial Code.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” shall mean each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Investor or that receives investment advice from the investment adviser to any Investor or an investment adviser affiliated with such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall have the meaning set forth in Section 2.1.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or (b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Closing” shall have the meaning set forth in Section 1.1.

“Co-Investor Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Co-Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities, (b) all Options, Warrants and Convertible Securities originally granted or issued to a Co-Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).  All Co-Investor Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Co-Investor Shares in the hands of such Permitted Transferee.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $.01 per share of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Covered Person” shall have the meaning set forth in Section 6.4.1.

“Drag Along Notice” shall have the meaning set forth in Section 4.2.1.

“Drag Along Sale Percentage” shall have the meaning set forth in Section 4.2.

“Drag Along Sellers” shall have the meaning set forth in Section 4.2.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Escrow Agent” shall have the meaning set forth in Section 7.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Indemnitee” shall have the meaning set forth in Section 6.4.3.

“Initial Public Offering” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Initiating Investors” shall have the meaning set forth in Section 6.1.1.

“Investor Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to an Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Investors” shall have the meaning set forth in the Preamble.

“Issuance” shall have the meaning set forth in Section 5.

“Majority Investors” shall mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Managers” shall mean, as of any date, the holders of a majority of the Management Shares outstanding on such date.

“Majority Participating Investors” shall have the meaning set forth in Section 6.1.2.

“Management Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities, (b) all Options, Warrants and Convertible Securities originally granted or issued to a Manager (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except (i) for purposes of Section 5 and (ii) as otherwise specifically set forth herein).  All Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

“Managers” shall have the meaning set forth in the Preamble.

“Members of the Immediate Family” shall mean, with respect to any individual, each spouse, parent, grandparent or child (whether biological or adopted) or other descendants of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock (including, without limitation, “Rollover Options” issued pursuant to the Company’s 2007 Management Equity Plan).

“Other Securities” shall have the meaning set forth in Section 5.1.3.

“Participating Buyer” shall have the meaning set forth in Section 5.1.2.

“Participating Seller” shall have the meaning set forth in Section 4.1.2 and 4.2.1.

“Participation Notice” shall have the meaning set forth in Section 5.1.1.

“Participation Offerees” shall have the meaning set forth in Section 5.1.1.

“Participation Portion” shall have the meaning set forth in Section 5.1.1(a).

“Permitted Transferee” shall have the meaning set forth in Section 3.1.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Price Per Equivalent Share” shall mean the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities or Options which are the subject of an Issuance pursuant to Section 5 hereof.

“Prospective Buyer” shall mean any Person proposing to purchase shares from a Prospective Selling Investor.  Under no circumstances shall a Permitted Transferee be deemed a Prospective Buyer.

“Prospective Selling Investor” shall have the meaning set forth in Section 4.1 and 4.2.

“Prospective Subscriber” shall have the meaning set forth in Section 5.1.1(a).

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Investor Securities” shall have the meaning set forth in Section 6.1.1.

“Registrable Securities” shall mean (a) all shares of Common Stock, (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a), or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares.  As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such shares shall have been Transferred in a Sale to which Sections 4.1 or 4.2 apply; (ii) such shares shall have been Transferred in accordance with the terms of this Agreement by a holder of Shares to any person who is not a Permitted Transferee thereof or is not a Stockholder; (iii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (iii) such securities shall have been Transferred pursuant to Rule 144; (iv) subject to the provisions of Section 7 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (v) such securities shall have ceased to be outstanding.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act (or any successor Form or provision, as applicable).

“Sale” shall mean a Transfer for value.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean all Investor Shares, Co-Investor Shares and Management Shares.

“Stockholders” shall have the meaning set forth in the Preamble.

“Subject Securities” shall have the meaning set forth in Section 5.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Tag Along Notice” shall have the meaning set forth in Section 4.1.1.

“Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1(a).

“Tag-Along Sale” shall mean any Transfer of Investor Shares (in a single transaction or series of related transactions) to a Prospective Buyer pursuant to which, after such Transfer, the amount of Investor Shares Transferred (in aggregate) to all Prospective Buyers exceeds 10% of the Investor Shares outstanding as of the date hereof.

“Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

11.        MISCELLANEOUS.

11.1.        Authority; Effect.  Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.  This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

11.2.        Notices.  All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a)        by hand (in which case, it will be effective upon delivery);

(b)        by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

(c)        by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below.

If to the Company:

Guitar Center Holdings, Inc.
c/o Guitar Center, Inc.
5795 Lindero Canyon Road
Westlake Village, CA 91362
Attention:  General Counsel
Facsimile No.:  (818) 735-4923

with copies (which shall not constitute notice) to:

c/o Bain Capital Partners, LLC
111 Huntington Ave.
Boston, MA 02199
Attention:     Jordan Hitch
                        Matthew Levin
                        John Tudor
Facsimile No.:  (617) 516-2010

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Attention:       Matthew E. Steinmetz, P.C.
                         Jon A. Ballis, P.C.
Facsimile No.:  (312) 861-2200

If to an Investor, to it:

c/o Bain Capital Partners, LLC
111 Huntington Ave.
Boston, MA 02199
Attention:     Jordan Hitch
                        Matthew Levin
                        John Tudor
Facsimile No.:  (617) 516-2010

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Attention:     Matthew E. Steinmetz, P.C.
                        Jon A. Ballis, P.C.
Facsimile No.:  (312) 861-2200

If to a Manager or Co-Investor, to such person at the address or facsimile number set forth in the stock record book of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered or if sent via facsimile or electronic mail, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11.3.        Binding Effect, Etc.  Except for the Company’s 2007 Management Equity Plan and any future agreement entered into between the Company and any Manager with respect to the purchase of Management Shares for cash, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

11.4.        Descriptive Headings.  The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

11.5.        Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

11.6.        Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

12.        GOVERNING LAW.

12.1.        Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

12.2.        Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above.  Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2 hereof is reasonably calculated to give actual notice.

12.3.        WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS

AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12.4.        Exercise of Rights and Remedies.  No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement.

MANAGER:	By:	/s/ Gregory Trojan
	Name:	Gregory Trojan
	Date:	3/13/08